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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Washington Mutual, Inc. on Form S-4, Amendment No. 1, of our report dated January 25, 1999, appearing in the Annual Report on Form 10-K of Long Beach Financial Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Proxy Statement, which is part of such Registration Statement.


/s/ Deloittle & Touche LLP
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DELOITTE & TOUCHE LLP


Costa Mesa, California
August 4, 1999